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                                                                    EXHIBIT 5.1


                                WARREN L. TRAVER
                         ATTORNEY AND COUNSELOR AT LAW
                                   BUILDING 2
                                4545 WIEUCA ROAD
                             ATLANTA, GEORGIA 30342
                                 (404) 812-3220
                           FACSIMILE: (404) 236-0135



                               September 28, 2001



Owner Tel. Inc.
#176
2870 Peachtree Road
Atlanta, GA  30305

         Re:      Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel to OwnerTel, a Georgia corporation ("OwnerTel"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 2,000,000 shares of OwnerTel common stock to be offered by Ownertel, 2,000,000 shares of common stock of OwnerTel to be offered for public resale by certain selling shareholders, and 1,000,000 shares of common stock of OwnerTel to be offered by OwnerTel under its promotional stock program (the "Shares").

         In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon the foregoing, we are of the opinion that the Shares, when resold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable.

         This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Georgia. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                             Very truly yours,


                                             /s/ Warren L. Traver
                                             ----------------------------------
                                             Warren L. Traver